EXHIBIT 32.2 - CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350), OF THE CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER

In connection with the accompanying Quarterly Report of Bluegate Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2008 (as filed with the U.S. Securities and Exchange Commission on the date hereof,  the “Report”), I, Charles E. Leibold, Chief Financial Officer and Principal Accounting Officer of the Company, hereby certify that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2008

/s/ Charles E. Leibold
Charles E. Leibold
Chief Financial Officer and Principal Accounting Officer